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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of May 1, 1997 by and between IDT Corporation, a Delaware corporation (the "Company"), and Clifford M. Sobel (the "Executive").

     WHEREAS, in recognition of the Executive's experience and abilities, the Company desires to assure itself of the employment of the Executive in accordance with the terms and conditions provided herein; and

     WHEREAS, the Executive wishes to perform services for the Company in accordance with the terms and conditions provided herein; and

     WHEREAS, Net2Phone is a division of the Company engaged in technology consisting of both hardware and software which is utilized to transmit voice in packet switched format over the Internet, known in the industry as Internet telephony and/or voice over the Internet.

     NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Employment.  The Company hereby agrees to employ the Executive, and the
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Executive hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

2.  Term.  This Agreement is for the three-year period (the "Term") commencing
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on September 15, 1997, and terminating on the third anniversary of such date, or upon the Executive's earlier death or other termination of employment pursuant to Section 7 hereof; provided, however, that commencing on September 15, 2000
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and each anniversary thereafter, the Term shall automatically be extended for one additional year beyond its otherwise expiration unless, not later than 90 days prior to any such anniversary, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

3.  Position.  During the Term, the Executive shall serve as the President and
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Chief Executive Officer of the Net2Phone Division or its corporate successor.

4.  Duties and Reporting Relationship.  During the Term, Executive shall, on a
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full time basis, use his skills and render services to the best of his abilities, subject to the conditions set forth in paragraph 14 of this Agreement. The executive shall report directly to the President of the Company. At such time that the new company is incorporated as set forth in paragraph 6(b), the Executive shall report directly to the Board of Directors of the new company, as defined in 6(b) below.

        (a) The Board of Directors of the new company, as defined in 6(b) below, will be selected based upon the mutual agreement among the Executive and the President and Chief Executive Officer of the Company.

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5.  Place of Performance.  The Executive shall perform his duties and conduct
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his business at the offices of the Company, located in Hackensack, Now Jersey, except for required travel on the Company's business.

6.  Compensation and Related Matters.
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        (a)  The Company shall pay to the Executive an annual base salary
(the "Base Salary")at a rate not less than one hundred thousand dollars ($100,000.00) per year such salary to be paid in conformity with the Company's payroll policies relating to its senior executive officers, but in any event not less than monthly. The Base Salary may, from time to time, be increased, however, if the Executive's Base Salary is increased, it shall not thereafter be decreased during the Term.

        (b) As soon as it is practical, but no later than three (3) months following the date of this Agreement, the Company shall cause the Net2Phone Division of IDT to become incorporated under the laws of Delaware. Once the Net2Phone Division of IDT becomes incorporated under the laws of the State of Delaware, and as soon as it is practical and reasonable thereafter, Executive shall use his best efforts to have an initial public offering of the new company's stock. At the time of incorporation, (hereinafter "new company") and for a period of three (3) years after the date of incorporation so long as the Executive remains employed with the new company, the Executive may purchase ten percent (10%) of the new company at a purchase price of one-hundred thousand dollars ($100,000). If and when the new company becomes a public company, Executive shall receive stock in the new company which shall be equal to ten (10%) percent of the value of the new company at the time of the initial public offering.

        (i) In the event that the Executive first exercises his right to purchase ten percent (10%) of the new company, he may, upon the Executive's completion of the second year of the Term, exercise the option to purchase one million 1,000,000 shares of IDT Corporation registered and marketable stock at the purchase price of $6.50 per share, adjusted for stock splits and any and all interest acquired by him or value granted to him in the new company. This option is only exercisable for a period commencing on September 5, 1999 through September 5, 2000 and shall immediately thereafter terminate. In the event the Company abandons its effort to establish or sustain the Net2Phone Division or the new company, or the Company sells its interest in the new company, or there is a substantial change in control of the new company, then the exercise period will commence immediately upon the occurrence of such event and continue for a period of one year thereafter.


        (c) Executive shall also have the right to purchase an additional one percent (1%) of the new company upon the Executive's completion of the second year of the Term, at the same price and under the same conditions as forth in paragraph (b) above. If and when the new company becomes a public company, Executive shall receive stock in the new company which shall be equal to one percent (1%) of the value of the new company at the time of the initial public offering.

        (d) The Company agrees that an additional nine (9%) percent of the value of the Net2Phone

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Division shall be conveyed to the other senior executives of the Net2Phone
Division of the purpose of performance incentive, the terms and conditions of which are to be set forth in separate agreement.

        (e) The Company hereby grants to the Executive two hundred thousand (200,000) options which have an exercisable price of $6.50. The options are transferable, however, Executive shall maintain direct or indirect beneficial ownership of same.

        (f)  Compensation During Disability.  During any period that the
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Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Company shall pay to the Executive the difference between the Executive's regular wage and the benefits received from the New Jersey Statement Department of Labor as well as other applicable employee benefits provided to other senior executives of the Company, until his employment is terminated in accordance with applicable law, including, but not limited to the Family and Medical Leave Act, and the Americans with Disabilities Act. Upon such termination the Company shall pay the Executive (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under paragraph 6(a) hereof and (ii) all unpaid amounts to which the Executive was then entitled under the Benefit Plans, the Pension Plans and any other unpaid employee benefits, perquisites or other reimbursements (the amounts set forth in clauses (i) and (ii) above being hereinafter referred to as the "Accrued Obligation").

7.  Termination.  The Executive's employment hereunder may be terminated without
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breach of this Agreement only under the following circumstances.

        (a)  Death.  The Executive's employment hereunder shall terminate upon
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his death.

        (b)  Cause.  The Company may terminate the Executive's employment
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hereunder for "Cause." For purposes of this Agreement, the Company shall have
"Cause" to terminate the Executive's employment hereunder (i) upon the Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) upon the Executive's willful and continued failure to substantially perform his duties hereunder (other than any such resulting from the Executive's incapacity due to physical or mental illness), after written notice has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially performed his duties, and the Executive's failure to substantially perform his duties is not cured within fifteen (15) business days after notice of such failure has been given to the Executive, or in the event that the alleged failure to substantially perform cannot be completely cured within fifteen (15) days, that the Executive has taken all actions that were reasonably available to him within that period, or
(iii) if Executive fails to devote all his business time and energy in furtherance of the Company's business subject to the conditions set forth in paragraph 14 herein. For purposes of this Section 7(b), no act, or failure to act, on the Executive's part shall be deemed "willful," unless done, or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.


        (c)  Termination by the Executive.  The Executive may terminate his
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employment hereunder for "Good Reason." "Good Reason" for termination by the
Executive of

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the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failure by the Company to act:

        (i)  a material breach of this Agreement by the Company;

        (ii) any purported termination of the Executive's employment with is not effected pursuant to a Notice of Termination satisfying the requirement of paragraph (d) below; for purposes of this Agreement, no such purported termination shall be effective; or

        (iii) the Executive's job responsibilities are caused to be substantially diminished by the Company or new company.

        (d)  Notice of Termination.  Any termination of the Executive's
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employment by the Company or by the Executive (other than termination under
Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 16 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause issuing from the Company is required to include a copy of a resolution duty adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof.

        (e)  Date of Termination.  "Date of Termination" shall mean if the
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Executive's employment is terminated by his death, the date of his death. If the
Executive's employment is terminated pursuant to paragraph (b)(i) above, the Date of Termination shall be the date of the Executive's conviction as described therein. If the Executive's employment is terminated pursuant to paragraph
(b)(ii) or (c) above, the Date of Termination shall be the date which the fifteen (15) day period specified in the Notice of Termination, as required by paragraph (d) above, shall expire.

8. During the Term and thereafter, the parties agree that Executive will not, except as necessary within the scope of employment with the Company (a) use any Confidential Information, however acquired; (b) himself duplicate or replicate or cause or permit others to duplicate or replicate any document or other material in any medium embodying any Confidential Information except as necessary in connection with the Scope of this Employment; or (c) disclose or permit the disclosure of any Confidential Information to any person, without the prior written consent of Company.

        (a) "Confidential Information" means technical and business information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not otherwise generally known or available to persons unaffiliated with the Company and is learned by Executive in the course of his employment with the Company (including, without limitation, all periods of employment with Company prior to the Effective Date) including, without limitation, any and all proprietary Inventions, customer and potential customer names,

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product plans and designs, licenses and other agreements, marketing and business plans, various other financial and businesses information of Company. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to Company, and that such information gives Company a competitive advantage.

9. Executive acknowledges that Company owns all right, title and interest in and to the Confidential Information. Executive acquires hereunder no right, title or interest in any Confidential Information.

10. Executive hereby represents and warrants that (i) Executive's performance of the terms of this Agreement and as an employee of the Company will not breach any confidentiality or other agreement which Executive entered into with former Companies, and (ii) Executive is not bound by any agreement either oral or written which conflicts with this Agreement.

11. Upon the termination or expiration of the Employment, Executive will return to Company all tangible materials and all copies thereof, in whatever media, then in Executive's possession or control, containing or employing any Confidential Information, together with a written certification with the foregoing.

12.  Covenant Not to Compete.  Executive hereby agrees that he shall not, either
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as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate, directly invest in any publicly traded company over the amount of five hundred thousand dollars ($500,000) or become employed by any business that is in competition in any manner whatsoever with the business of the Company in any of the United States during the Term and for a period of one year immediately following the termination of his employment with Company, except upon express written consent of Company.

13. Executive agrees that, during the Term and for a period of two (2) years thereafter, Executive shall not, directly or indirectly:

        (a) influence or attempt to influence customers or suppliers of Company, or any of its subsidiaries or affiliates, to divert their business to any competitor of Company, and

        (b) solicit or recruit any employee of Company for the purpose of being employed by him or by a competitor of Company and that he will not convey any confidential information about other employees of Company to any other person.

14. Nothing in this Agreement shall be interpreted to limit the Executive from continuing to engage in political activities and/or to participate as an advisor to Bon-Art International, Inc., or to manage any and all investments contained within his personal investment portfolio.

15. Executive hereby agrees that, during the Term of employment and for one (1) year thereafter, Executive will not directly or indirectly disparage the Company or disseminate, or cause or permit to be negative regarding Company or any other employee, officer director or agent of Company. Notwithstanding the foregoing, Executive is not hereby barred or restricted

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from exercising any right of speech or expression protected by applicable federal, state or local law from restriction by Company.

16.  Successors; Binding Agreement.
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        (a)  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this paragraph 16 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees. In the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatees, or other designee or, if there be no such designee, to the Executive's estate (any of which is referred to herein as a "Beneficiary').

17.  Notices.  For the purposes of this Agreement, notices, demands and all
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other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:

          IDT Corporation
          294 State Street
          Hackensack, NJ  07601

          Attn:  General Counsel

     If to the Executive:

          Clifford M. Sobel
          c/o Stern & Greenberg
          75 Livingston Avenue
          Roseland, NJ  07068

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or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

18.  Miscellaneous.  No provision of this Agreement may be modified, waived or
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discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New Jersey without regard to its conflicts of law principles.

19.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

20.  Counterparts.  This Agreement may be executed in one or more counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

21.  Entire Agreement.  This Agreement sets forth the entire agreement of the
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parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereof; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

22.  Remedies of the Company.  Executive agrees that in the event of a breach by
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Executive of this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings, at law or in equity, to obtain damages with respect to such breach or to seek the specific performance of this Agreement by Executive, or, to enjoin Executive form engaging in any activity in violation thereof.

        (a) In the event of the Executive's employment ceases due to the Executive's voluntarily termination of his employment without Good Reason, the Executive forfeits the options as provided in paragraphs 6(b), 6(b)(i) and/or 6(c), based upon a pro-rated portion of the options to purchase or the stock calculated to the nearest month completed of his first two years of employment. (Example: after 12 months of employment = 1/2 of value set forth in 6(b), 6(b)(i) and/or 6(c).)

        (b) In the event of the Executive's employment cases as the result of his death during the first two years of the Term and whether or not the Executive has exercised his options under paragraph 6(b), the Executive's estate shall receive a pro-rated share of the value set forth in paragraph 6(b) in accordance with the formula set forth in paragraph 22(a) above. The

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Executive's estate will remit payment to the Company of any payment made to him in excess of that as calculated.

        (c) In the event of the Executive's employment ceases prior to the first two years of the Term, under the conditions set forth in paragraph 7(b), the Executive will forfeit the value set forth in paragraph 6(b). Further, in the event the Executive's termination is determined to have been without cause by a Court of Law, the Company will pay to the Executive any and all attorney's fees as a result of the necessity of his bringing the action plus an additional amount equal to 100% of any damages assessed by a Court of Law.

23.  Representations.  Executive has been advised to obtain independent counsel
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to evaluate the terms, conditions and covenants herein set forth and he has been afforded ample opportunity to obtain such independent advice and evaluation. Executive warrants to the Company that he has relied upon such independent counsel and not upon any representation (legal or otherwise), statement or advice said or offered by the Company or the Company's counsel in connection herewith.

24.  Executive's Status Under Agreement.  The parties agree and acknowledge that
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the Executive shall at all times act in the capacity of an employee under this
Agreement, and nothing in this Agreement shall be construed to create the relationship of an independent contractor, partner, joint venturer, or any other relationship or status other than that of an employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

     IDT CORPORATION

     By:/s/ Jim Courter          Dated as of: May 1, 1997
        _______________________
       Jim Courter, President

     EXECUTIVE


        /s/ Clifford Sobel        Dated as of: May 1, 1997
        _______________________
       Clifford M. Sobel

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